UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 21, 2008

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6625 The Corners Parkway, Suite 100, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code  (678) 282-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                                                As Vyyo Inc. (the “Company”) previously disclosed in its Form 8-K filed on March 6, 2008, the Company received a Nasdaq Staff Determination Letter (the “Staff Determination”) indicating that the Company has failed to comply with the market value of publicly held shares requirement for continued listing on The Nasdaq Global Market set forth in Marketplace Rule
4450(b)(1)(A), and that its securities are, therefore, subject to delisting from The Nasdaq Global Market.

                                                The Company requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination.   Nasdaq granted the request for a hearing on March 7, 2008 and stayed the delisting proceedings. The hearing was scheduled for April 10, 2008.

                                                On March 21, 2008, the Company notified Nasdaq of its decision to withdraw its request for a hearing to review the Staff Determination.  The Company does not intend at this time to apply to transfer its securities from The Nasdaq Global Market to The Nasdaq Capital Market.

                                                On March 24, 2008, Nasdaq acknowledged the Company’s withdrawal of its request for a hearing.  Nasdaq has notified the Company that trading in the Company’s common stock will be suspended, effective at the start of trading on Wednesday, March 26, 2008.  Nasdaq has informed the Company that it intends to file Form 25, Notification of Removal from Listing, with the Securities Exchange Commission within two weeks of March 24, 2008.

                                                The Company is examining other available trading alternatives for its common stock, including the OTC Bulletin Board, to be effective following any delisting from The Nasdaq Global Market.  The Company cannot, however, provide any assurance that its common stock will be quoted on the OTC Bulletin Board, or in any other quotation service, following the delisting from The Nasdaq Global Market.

Item 2.04                                           Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

                                                The disclosures set forth under Item 3.01 of this Current Report are incorporated herein by reference.

                                                Under the terms of the Company’s 5% unsecured Convertible Note due 2012 (the “Note”), issued to Goldman, Sachs & Co. in 2007, if the Company’s Common Stock is not listed on an eligible securities exchange and te failure continues for 60 days, this is an “Event of Default.”  Under the terms of the Note, if an Event of Default occurs then the holder may declare all outstanding amounts payable by the Company under the Note to be immediately due and payable without presentment, demand, or protest.

                                                The current outstanding principal amount of the Notes is $35 million plus accrued interest.

                                                During the 60-day cure period, the Company will seek a waiver of this Event of Default from Goldman, Sachs & Co.

                                                The foregoing description of the Note is qualified in its entirety by the Note itself, which was previously disclosed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 28, 2007 and is incorporated herein by reference.

SIGNATURE

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: March 26, 2008	By:	/s/ Tashia L. Rivard
Tashia L. Rivard
General Counsel